Exhibit 23.4



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 2000, included in the Annual Report on Form 10-K of Eastern Enterprises for the year ended December 31, 1999, which is included in KeySpan Corporation's Form 8-K dated October 6, 2000, which Form 8-K is incorporated by reference in this registration statement, and to all references to our Firm included in this registration statement.


/s/ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


New York, New York
February 6, 2002